SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                August 22, 2000

Rapid Retrieval Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada                                  0-30451               88-0429856
(State or other jurisdiction of       (Commission           (IRS Employee
        Incorporation)               File Number)        Identification No.)

Suite 309, 2906 West Broadway, Vancouver, B.C. V6K 2G8
(Address of principal executive offices)                 (postal code)

Registrant's telephone number, including area code:     (604) 731-6603

Item 1.  Changes in Control of Registrant.

Pursuant to a Plan and Agreement of Merger dated June 6, 2000, (the "Agreement") between Rapid Retrieval Systems, Inc., a Nevada Corporation (the "Company") and Eline Music.com, Inc., a Tennessee Corporation ("ELine"), ELine has purchased 10,000,000 shares of the Company's common stock for a consideration $250,000 and 100% of the issued and outstanding common stock of ELine.

The Sonny Paradise, President and Director of ELine now controls 95% of the total issued and outstanding stock of the Company. Further, the shareholders of the Company appointed the directors of ELine, being Sonny Paradise and Kevin Grisham, as new members of the Board of Directors. Sonny Paradise was appointed President, Kevin D. Grisham was appointed Secretary and Charles E. Barrett was appointed Treasurer of the Company pursuant to a Consent of the Board of Directors dated August 15, 2000.

Security Ownership of Certain Beneficial Owners and Management

Title of Class     Name and Address                 Amount and Nature              Percent of
                   Of Beneficial Owner              of Beneficial Ownership        Class
-----------------------------------------------------------------------------------------------------
Common             Sonny Paradise                   9,920,000                       95%
                   President, Director
                   14919 Lebenon Road
                   Old Hickory, TN 37138

Common             Elio Guglielmi                       6,000                      Less than 1%
                   Director
                   Suite 403 - 700 West Broadway
                   Vancouver, B.C.
                   Canada V6C 1G8


Item 2.  Acquisition Or Disposition Of Assets.

Pursuant to the Plan and Agreement of Merger referenced above in Item 1 and attached hereto as an exhibit, the Company has acquired ELine Music.com, Inc., a Tennessee corporation. The Agreement calls for the issuance of 10,000,000 shares of the Company's common stock in consideration of $250,000 and 100% of the issued and outstanding shares of ELine. The amount and type of consideration was determined based on the present value of ELine card the potential for future growth.

Item 7.  Financial Statements and Exhibits.

a)   Financial Statements of Business Acquired.

The Financial statements required under this item shall be provided as soon as practicable as part of an amendment to this Current Report on Form 8-K.

b)   Pro Forma Financial Information.

The pro-forma financial information required under this item shall be provided as soon as practicable as part of an amendment to this Current Report on Form 8-K.

c)   Exhibits.

     (2)  Agreement and Plan of Merger

Signatures:
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid Retrieval Systems, Inc.
(Registrant)

Date August 4, 2000
/s/ Sonny Paradise
Sonny Paradise, President
(Signature)